EXTENSION AND AMENDMENT TO EMPLOYMENT AGREEMENT

                  This Extension and Amendment to Employment Agreement (the "Amendment") is made as of the 10th day of March, 1999, by and between ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and J.
SHELBY BRYAN (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Employee previously entered into that certain Employment Agreement, dated as of May 30, 1995, as amended by an Assignment and Amendment to Employment Agreement and Indemnification Agreement, dated October 23, 1996, and as further amended by an Amendment to Employment Agreement, dated as of March 26, 1997 (as amended, the "Employment Agreement"); and

                  WHEREAS, the parties desire to further amend and modify certain of the terms and conditions of the Employment Agreement;

                  NOW, THEREFORE, in consideration of the representations, warranties and mutual covenants set forth herein, the parties agree as follows:

                  1. Extension of Term. The Employee hereby agrees to extend the employment term for an additional two year term commencing June 1, 1999, on the same terms and conditions as set forth in the Employment Agreement, as hereby amended, and the Company hereby accepts such indication by the Employee in lieu of the notice required by the Employee under Section 2 of the Employment Agreement.

                  2. Compensation; Benefits. Section 4(a) of the Employment Agreement is hereby amended, effective for all periods from and after July 1, 1999, to provide that (i) the Employee shall be paid the Salary on a quarterly, rather than on a monthly, basis and (ii) the components of the Salary (i.e., the increase in Revenues and the increase in EBITDA) shall be computed on a quarterly, rather than on a monthly, basis. All other terms of Section 4(a) shall not be affected by this Amendment and shall remain in full force and effect as written.

                  3. Termination by the Employee. Section 8 of the Employment Agreement is hereby amended to add subsection (f), which shall read in its entirety as follows:

                  (f) Termination by the Employee. If at any time during the Employment Term the Employee resigns from the employ of the Company, other than for Good Reason (as defined and as provided in Section 8(c)) and other than as set forth in the following sentence, the Company shall be obligated to pay the Employee severance compensation in the aggregate amount of the Salary paid to the Employee for the twelve (12) month period immediately preceding the Termination Date (the "Continuation Payment"), which shall be payable by the Company in one lump sum payment on or prior to ninety (90) days following the Termination Date. Notwithstanding the foregoing sentence, if, following the Employee's resignation from the employ of the Company, the Employee becomes employed in any position (other than as a non-executive director) by, or becomes the direct or indirect owner of five percent (5%) or more of, an entity in the telecommunications industry which is in the business of providing "competitive local exchange" ("CLEC") services (a "Competitor") at such time, the Company shall not be obligated to make, and the Employee shall not be entitled to receive, the Continuation Payment.

                  4. Termination in Case of Disability or Death. (a) Section 8(d)(i) is hereby amended to delete the last sentence of such subsection and insert the following in its place:

         If the  employment  of the  Employee  is  terminated  pursuant  to this
         Section 8(d)(i), the Company shall be obligated to pay the Employee or his representative(s) (x) the Continuation Payment, which shall be payable by the Company in one lump sum payment on or prior to ninety
         (90) days following the Termination Date and (y) any Salary for the then current year pro rated to the Termination Date.

                  (b) Section 8(d)(ii) is hereby amended to delete the last sentence of such subsection and insert the following in its place:

         If the  employment  of the  Employee  is  terminated  pursuant  to this
         Section 8(d)(ii), the Company shall be obligated to pay the Employee's heir(s), designee(s) or representative(s) (x) the Continuation Payment, which shall be payable by the Company in one lump sum payment on or prior to ninety (90) days following the Termination Date and (y) any Salary for the then current year pro rated to the Termination Date.

                  5. New Stock Options. Section 7 of the Employment Agreement is hereby amended to add subsection (c), which shall read in its entirety as follows:

                  (c)  Effective  upon the date hereof,  the  Employee  shall be granted ten (10) year stock options (the "1999 Option") under the Company's 1998 Stock Option Plan to purchase up to 200,000 shares of Common Stock, $.01 par value, of the Company at an exercise price of $18.8125 per share, which is the closing sale price of a share of Common Stock of the Company on the Nasdaq National Market on March 10, 1999, all in accordance with the terms and conditions of a stock option agreement (the "1999 Stock Option Agreement") which shall be signed by the Employee and an authorized officer of the Company. The 1999 Stock Option Agreement shall provide, among other things, that (i) the 1999 Option shall vest as to 100,000 shares covered thereby immediately on the date of grant and as to the remaining 100,000 shares covered thereby on the first anniversary of the date of grant, (ii) the 1999 Option shall neither be forfeited due to the Employee's voluntary termination of employment, retirement, disability or death nor be subject to earlier termination thereof (except in the case of termination of the Employee's employment by the Company for Cause (as defined in the Employment Agreement)) and (iii) the option to purchase the remaining 100,000 shares under the 1999 Option that has not vested on the date of grant shall vest upon an event of change of control of the Company.

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

                  6. Existing Stock Options. Effective as of the date hereof, all of the Employee's existing non-qualified stock options (namely, the Employee's options to purchase (i) 1,550,000 shares of Common Stock at an exercise price of $7.9375 per share, granted on May 30, 1995 (the "May 1995 Option Agreement") and (ii) 200,000 shares of Common Stock at an exercise price of $10.00 per share, granted on November 13, 1995 (the "November 1995 Option Agreement")) (the "Existing Options") shall be amended to provide that the Existing Options (i) shall expire on the tenth anniversary of the original date of grant of each such option and (ii) shall neither be forfeited due to the Employee's voluntary termination of employment, retirement, disability or death nor be subject to earlier termination thereof as currently provided therein; provided, however, that, in the case of the November 1995 Option Agreement, if the Employee's employment is terminated by the Company for Good Cause, as such term is defined in Section 6(a) of the November 1995 Stock Option Agreement, and in the case of the May 1995 Option Agreement, if the Employee's employment terminated by the Company for Cause, as such term is defined in the Employment Agreement, all outstanding unexercised Existing Options shall be canceled and all of the Employee's rights under such respective stock option agreement shall be forfeited. The foregoing modifications to the Existing Options shall be reflected in and evidenced by written amendments to the May 1995 Option Agreement and the November 1995 Option Agreement which shall be signed by the Employee and an authorized officer of the Company.

                  7. Other Terms and Conditions. All other terms and conditions of the Employment Agreement shall remain in full force and effect, as if fully stated herein.

                  8. Capitalized Terms. Capitalized terms, and other defined terms, shall have the same meaning as that accorded to them in the Employment Agreement, unless the context requires otherwise.

                  9. Conflict. If there are any conflicting terms or conditions between the terms and conditions of this Amendment and the terms and conditions of the Employment Agreement, the terms and conditions of this Amendment shall control.

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the date first above written.

                                              ICG COMMUNICATIONS, INC.


                                              By:/s/ William J. Laggett
                                              -------------------------
                                                 William J. Laggett
                                                 Chairman of the Board



                                                 /s/ J. Shelby Bryan
                                                 ----------------------
                                                 J. SHELBY BRYAN

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